      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2000
                                                    REGISTRATION NO. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              CONNETICS CORPORATION
             (Exact name of Registrant as specified in its charter)


                 DELAWARE                         94-3173928
          (State of incorporation)      (I.R.S. Employer Identification No.)

                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                    (Address of principal executive offices)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                          (AS AMENDED THROUGH MAY 2000)
                      2000 NON-OFFICER EMPLOYEE STOCK PLAN
                                STOCK PLAN (2000)
                            (Full Title of the Plans)

                                THOMAS G. WIGGANS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              CONNETICS CORPORATION
                             3400 WEST BAYSHORE ROAD
                               PALO ALTO, CA 94303
                                 (650) 843-2800
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM         PROPOSED MAXIMUM
                                                AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED            REGISTERED(1)          PER SHARE(2)               PRICE(2)          REGISTRATION FEE
Common Stock, $0.001 par value,
  to be issued under:
-----------------------------------------------------------------------------------------------------------------------------------
2000 Non-Officer Employee Stock Plan            202,500 shares         $12.1879(3)             $2,468,049.70            $651.57
-----------------------------------------------------------------------------------------------------------------------------------
2000 Non-Officer Employee Stock Plan            297,500 shares         $16.25(4)               $4,834,375.00          $1,276.28
-----------------------------------------------------------------------------------------------------------------------------------
1995 Employee Stock Purchase Plan               300,000 shares         $16.25(4)               $4,875,000.00          $1,287.00
-----------------------------------------------------------------------------------------------------------------------------------
 Stock Plan (2000)                              208,512 share          $16.25(4)               $3,388,320.00            $894.52
-----------------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under any of the referenced plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of common stock of Connetics Corporation.

(2)  Estimated solely for the purpose of determining the registration fee.

(3) Computed in accordance with Rule 457(h) of the Securities Act, based on the weighted average exercise price of $12.1879 per share covering options granted under the 2000 Non-Officer Employee Stock Plan.

(4) Computed in accordance with Rule 457(h) and Rule 457(c) of the Securities Act based on the average of the high and low prices of Connetics' common stock as reported on The Nasdaq National Market on September 22, 2000.




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

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents and information filed with the Securities and Exchange Commission (the "Commission") by Connetics Corporation are incorporated by this reference into this Registration Statement:

     a. Connetics' Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 20, 2000 (File No. 0-27406).

     b. Connetics' Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000 (File No. 0-27406).

     c. Connetics' Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000 (File No. 0-27406).

     d. Connetics' Current Report on Form 8-K dated June 20, 2000, filed with the Commission on July18, 2000 (File No. 0-27406).

     e. The description of Connetics' common stock set forth in Connetics' Registration Statement on Form 8-A filed with the Commission on December 8, 1995, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).

     f. The description of Connetics' Preferred Share Purchase Rights set forth in Connetics' Registration Statement on Form 8-A filed with the Commission on May 23, 1997, including any amendment thereto or report filed for the purpose of updating such description (File No. 0-27406).


          All reports and other documents filed by Connetics pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Section 145 of the Delaware General Corporation Law provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article IX of Connetics' Amended and Restated Certificate of Incorporation and Article VII, Section 6 of Connetics' Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by law. In addition, Connetics' has entered into Indemnification Agreements with its officers and directors and maintains director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS. See Index to Exhibits (page 7).

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California.


                                      Connetics Corporation
                                      a Delaware corporation

                                      By: /s/ JOHN L. HIGGINS
                                         ---------------------------------------
                                      John L. Higgins
                                      Executive Vice President, Finance and
                                      Administration and Chief Financial Officer

Date: September 25, 2000


                                POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Katrina J. Church and John L. Higgins, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE                          TITLE                                           DATE
---------                          -----                                           ----
/s/ THOMAS G. WIGGANS              PRINCIPAL EXECUTIVE OFFICER:                    September 25, 2000
--------------------------         President, Chief Executive Officer, and
Thomas G. Wiggans                  Director


/s/ JOHN L. HIGGINS                PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:     September 25, 2000
--------------------------         Executive Vice President, Finance &
John L. Higgins                    Administration and Chief Financial Officer

/s/ G. KIRK RAAB                   CHAIRMAN OF THE BOARD and Director              September 25, 2000
--------------------------
G. Kirk Raab

ADDITIONAL DIRECTORS:

/s/ ALEXANDER E. BARKAS            DIRECTOR                                        September 25, 2000
--------------------------
Alexander E. Barkas

/s/ EUGENE A. BAUER                DIRECTOR                                        September 25, 2000
--------------------------
Eugene A. Bauer


/s/ BRIAN H. DOVEY                 DIRECTOR                                        September 25, 2000
--------------------------
Brian H. Dovey


/s/ JOHN C. KANE                   DIRECTOR                                        September 25, 2000
--------------------------
John C. Kane


/s/ THOMAS D. KILEY                DIRECTOR                                        September 25, 2000
--------------------------
Thomas D. Kiley


/s/ LEON E. PANETTA                DIRECTOR                                        September 25, 2000
--------------------------
Leon E. Panetta

                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER
    -------
      4.1          1995 Employee Stock Purchase Plan (As amended through May 2000),
                   Employee Subscription Agreement, and Notice of Withdrawal

      4.2          Stock Plan (2000) (incorporated herein by reference to Exhibit 4.4 to Connetics' Registration Statement on Form S-8 filed with the
                   Commission on August 13, 1999, File No. 333-85155).

      4.3          2000 Non-Officer Employee Stock Plan, Stock Option Agreement, and
                   form of Option Agreement

      5.1          Opinion of Morrison & Foerster LLP

     23.1          Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

     23.2          Consent of Ernst & Young LLP, Independent Auditors

     24.1          Power of Attorney (see page 5)